Exhibit 10.18(g)
THIRD AMENDMENT TO LEASE AGREEMENT
     THIS THIRD AMENDMENT TO LEASE AGREEMENT (“Third Amendment”), is made on July 19, 2005, and effective as of December 1, 2005, by and among the City of Evansville, Indiana (the “City”) acting by and through the Redevelopment Commission of the City of Evansville, Indiana, organized and operating under IC 36-7-14 (“Commission”), Aztar Indiana Gaming Company, LLC, a limited liability company, organized and existing under the laws of the State of Indiana (“Tenant”), and Aztar Corporation, a corporation organized and existing under the laws of the State of Delaware (“Guarantor”).
RECITALS
     A. The Commission, Tenant and Guarantor are the parties in interest to that certain Evansville Riverboat Landing Lease dated May 2, 1995 (the “Original Lease”), as amended by an Amendment to Lease Agreement effective December 1, 2001 (the “First Amendment”), as further amended by that certain Second Amendment to Lease Agreement dated August 27, 2003 (the “Second Amendment”), and as further amended by those certain Memorandums of Understanding made effective as of December 1, 2004, March 15, 2005, May 12, 2005, and June 7, 2005, respectively (the “MOUs,” and collectively with the Original Lease, the First Amendment and the Second Amendment, the “Lease”).
     B. In furtherance of the objectives of the Act and the Downtown Redevelopment Plan, and in order to induce Tenant to exercise its right and option to extend the term of the Lease for an additional term of five years from December 1, 2005 to November 30, 2010 (the “First Extended Term”), the Commission and Tenant desire to amend the Lease.
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Commission, Tenant and the Guarantor agree to amend the Lease as follows. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Lease.
     1. Grant of Options for Additional Extended Terms. Section 2.03 of the Original Lease is hereby amended in its entirety to read as follows:
“Section 2.03. The Extended Term(s). If Tenant shall comply with each of the terms, provisions and conditions of this Lease so that at the end of the First Extended Term there is no uncured Event of Default of Tenant hereunder, Tenant shall have the right and option to extend the term of this Lease for an additional extended term of five (5) years (the “Second Extended Term”). If Tenant shall comply with each of the terms, provisions and commitments of this Lease so that at the end of the Second Extended Term there is no uncured event of default of Tenant hereunder, Tenant shall have the right and option to extend the term of this Lease for an additional term of five (5) years (the “Third Extended Term”).

Tenant shall have the right and option to extend the term of this Lease for four (4) additional terms of five (5) years each following the Third Extended Term, provided that there is no uncured event of default of Tenant hereunder at the end of the Third Extended Term and at end of each succeeding extended term. The Second Extended Term, the Third Extended Term and any succeeding extended term may be referred to hereinafter as the “Extended Term” or “Extended Terms”.”
     2. Rent Schedule. Section 4.01 of the Lease is hereby amended in its entirety to read as follows:
“Section 4.01. Rent Schedule. Tenant hereby agrees to pay Rental to City for each year of the Demised Term as set forth in Schedule 4.01 attached hereto (the “Rent Schedule”), which shall include a percentage of the Adjusted Gross Receipts (“AGR”) as defined in the Gambling Law (the “Percentage Rent”).”
     3. Use of Term “Lease Year”. Section 4.02 of the Lease is hereby amended in its entirety to read as follows:
“Section 4.02. Use of the Term “Lease Year”. Throughout the Demised Term, the use of the term “Year” or “Lease Year” in this Lease shall refer to a period commencing December 1 and terminating as of November 30 of the subsequent calendar year. For purposes of this Lease, the term “month” shall be determined in reference to Tenant’s fiscal year, as set forth on Schedule 4.02 attached hereto (the “Fiscal Year Schedule”), and shall not mean a calendar month.”
     4. Lease in Full Force and Effect. Except as expressly amended by this Third Amendment, the Lease shall remain unchanged and in full force and effect, as amended herein.
     5. Affirmation of Guaranty. Guarantor hereby unconditionally guarantees and promises to perform and reaffirms its obligations under the Lease, as amended by this Third Amendment, and acknowledges that the Guaranty secures the obligations of Tenant set forth in this Third Amendment.
     6. Third Party Approvals. This Amendment is subject to approval by any lender to Tenant or to Guarantor and by the Indiana Gaming Commission, if required.
     7. Authorization. The Parties respectively represent to one another that the execution, delivery and performance of this Third Amendment have been duly authorized and this Amendment constitutes the legally binding obligation of the respective Parties.
     8. Definitions. All of the capitalized terms used herein, but not defined in this Third Amendment, shall have the meaning set forth in the Project Agreement and the Lease.

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Third Amendment as of the day and year first above written.

AZTAR INDIANA GAMING		AZTAR CORPORATION
COMPANY, LLC

By: Printed Name:	/s/ James L. Brown James L. Brown	By: Printed Name:	/s/ Neil Ciarfalia Neil Ciarfalia
Title:	President/GM	Title:	CFO, VP & Treasurer

REDEVELOPMENT COMMISSION OF
THE CITY OF EVANSVILLE, INDIANA

/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE]

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